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                                                                   EXHIBIT 99.5

                        ENCOMPASS SERVICES CORPORATION

                                      Shares of Common Stock

                          Offered Pursuant to Rights

                      Distributed to Security Holders of

                        Encompass Services Corporation

                                                                         , 2002

To Our Clients:

   Enclosed for your consideration are a prospectus, dated           , 2002
(the "Prospectus"), and the "Instructions as to Use of Encompass Services Corporation Rights Certificates" relating to the offering (the "Rights Offering") by Encompass Services Corporation (the "Company") of shares of its Common Stock (as defined below) pursuant to non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of its common stock, par value $0.001 per share (the "Common Stock"), holders of record of shares of its 7.25% convertible participating preferred stock, par value $0.001 per share (the "7.25% Preferred Stock"), and holders of certain of our options and warrants to purchase shares of Common Stock at the close of
business on           , 2002 (the "Record Date"). The Rights are described in
the Company's Prospectus.


   In the Rights Offering, the Company is offering an aggregate of 75,000,000 shares of its Common Stock (the "Underlying Shares"), as described in the Prospectus.


   The Rights will expire, if not exercised, at 5:00 p.m., New York City time,
on          , 2002, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").


   As described in the Prospectus, you will receive one Right for each share of Common Stock carried by us in your account as of the Record Date (or in the case of the 7.25% Preferred Stock and certain of our options and warrants, one Right for each share of Common Stock issuable upon exercise or conversion).



   Each Right will allow you to subscribe for one share of Common Stock (the "Basic Subscription Privilege") at the cash price of $0.55 per share (the "Subscription Price").



   In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash price of $0.55 per share for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares"), subject to availability and pro-ration as described below. Shares of Common Stock will be available for purchase pursuant to the Over-Subscription Privilege only to the extent that any Underlying Shares are not subscribed for pursuant to the Basic Subscription Privilege. The Excess Shares will be allocated pro-rata (subject to the elimination of fractional shares) among those Rights holders who exercise the Over-Subscription Privilege, in proportion, not to the number of shares requested pursuant to the Over-Subscription Privilege, but to the number of shares each beneficial holder exercising the Over-Subscription Privilege has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro-rata allocation results in any Rights holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Over-Subscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Over-Subscription Privilege on the same pro-rata basis outlined above. Such pro-ration will be repeated until all Excess Shares have been allocated to the full extent of the Over-Subscription Privilege. See "The Rights Offering--Over-Subscription Privilege" in the Prospectus.


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   Two affiliates of Apollo Management IV, L.P. (the "Apollo Shareholders"),
have agreed subject to the terms and conditions of the securities purchase agreement dated as of June 27, 2002 between the Company and the Apollo Shareholders to exercise all of their Rights and their Over-Subscription Privilege for up to an aggregate of $35 million in Common Stock in the Rights Offering. To the extent shares of Common Stock subscribed for purchase by the Apollo Shareholders are required to satisfy the Rights (including the Over-Subscription Privilege) of other shareholders, the Apollo Shareholders have agreed to purchase shares of series c convertible participating preferred stock at $1.10 per share, being the aggregate subscription price of the two shares of Common Stock into which it is convertible.


   The Rights will be evidenced by non-transferable Rights certificates and will cease to have any value at the close of business on the Expiration Date.

   THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the document carefully before instructing us to exercise your Rights.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire at 5:00 p.m., New York City time, on the Expiration Date. Once you have exercised the Basic Subscription Privilege and the Over-Subscription Privilege, such exercise may not be revoked.

   If you wish to have us, on your behalf, exercise the Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

        ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS
   OFFERING SHOULD BE DIRECTED TO                         , THE SUBSCRIPTION
     AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (     )                   .

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                        BENEFICIAL OWNER ELECTION FORM

                                 INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock (the "Common Stock") of Encompass Services Corporation (the "Company").

   This will instruct you whether to exercise Rights to purchase shares of the Company's Common Stock distributed with respect to the shares of the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions as to Use of Encompass Services Corporations Rights Certificates."

   Box 1.  [_]   Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

   Box 2.  [_]   Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

                              Number
                                of       Subscription
                              Rights        Price                    Payment
                              ------     ------------     ------------------------------
Basic Subscription Privilege:        x       $0.      =   $       (Line 1)
Over-Subscription Privilege:         x       $0.      =   $       (Line 2)
Total Payment Required                                =   $       (Sum of Lines 1 and 2;
                                                                  must equal total of
                                                                  amounts in Boxes 3
                                                                  and 4.)

   Box 3.  [_]  Payment in the following amount is enclosed $ ________.

   Box 4.  [_]   Please deduct payment from the following account maintained by you as follows:

_______________________________________   _____________________________________
            Type of Account                            Account No.

        Amount to be deducted:            $ _________________________________

                                          _____________________________________

                                          _____________________________________
                                          Signature(s)

                                          Please type or print name(s) below:

                                          _____________________________________

                                          _____________________________________

Date: ____________, 2002


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